Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares	$250,000,000	$25,175
(1) The filing fee of $25,175 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT                        Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated August 5, 2016)                     Registration No. 333-212951
$250,000,000
URBAN EDGE PROPERTIES
Common Shares

We have entered into separate equity distribution agreements with Wells Fargo Securities, LLC, Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Jefferies LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, which we refer to individually as an Agent or collectively as the Agents, relating to our common shares offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the equity distribution agreements, we may from time to time offer and sell our common shares having an aggregate offering price of up to $250,000,000 through the Agents as our sales agents.
Sales of our common shares offered by this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions that are deemed to be “at the market” offerings, in block transactions, or as otherwise agreed with the Agents.
We will pay each Agent a commission up to 2.0% of the gross sales price per common share sold through it as sales agent under the applicable equity distribution agreement.
Under the terms of the equity distribution agreements, we also may sell our common shares to any of the Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with the applicable Agent, and we will describe this agreement in a separate prospectus supplement.
The Agents are not required to sell any specific number or dollar amount of our common shares, but will use reasonable efforts, as our sales agents and subject to the terms of the equity distribution agreements, to sell our common shares offered, as instructed by us. The offering of our common shares pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of $250,000,000 aggregate offering price of our common shares pursuant to the equity distribution agreements and (2) with respect to a particular equity distribution agreement, the termination of such equity distribution agreement by the applicable Agent or us.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “UE.” The last reported sale price of our common shares on the NYSE on August 4, 2016 was $29.40 per share.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 2 of this prospectus supplement, as well as those described in our most recent Annual Report on Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities Barclays Capital One Securities Citigroup
Goldman, Sachs & Co. Jefferies J.P. Morgan Morgan Stanley

The date of this prospectus supplement is August 5, 2016.

TABLE OF CONTENTS

Page

Prospectus Supplement

About This Prospectus Supplement ....................................................................................................................	i
Forward-Looking Statements .............................................................................................................................	ii
Summary .............................................................................................................................................................	1
Risk Factors ........................................................................................................................................................	2
Use of Proceeds ..................................................................................................................................................	3
Plan of Distribution ............................................................................................................................................	4
Validity of Common Shares ................................................................................................................................	6
Experts ................................................................................................................................................................	6
Where You Can Find More Information .............................................................................................................	6

Prospectus

Risk Factors .......................................................................................................................................................	1
Available Information ........................................................................................................................................	2
Cautionary Statement Concerning Forward-Looking Statements .....................................................................	3
Urban Edge Properties and Urban Edge Properties LP ......................................................................................	4
Consolidated Ratios of Earnings to Combined Fixed Charges and Preference Dividend Requirements ..........	5
Consolidated Ratios of Earnings to Combined Fixed Charges and Preference Distribution Requirements ......	6
Use of Proceeds ..................................................................................................................................................	7
Description of Debt Securities of Urban Edge Properties and Urban Edge Properties LP ................................	8
Description of Urban Edge Properties LP Guarantee .........................................................................................	26
Description of Shares of Beneficial Interest of Urban Edge Properties..............................................................	26
Certain Provisions of Maryland Law and of Urban Edge Properties Declaration of Trust and Bylaws.............	32
Legal Ownership and Book-Entry Issuance .......................................................................................................	38
Material U.S. Federal Income Tax Consequences ..............................................................................................	42
Plan of Distribution ............................................................................................................................................	62
Validity of the Securities ....................................................................................................................................	64
Experts ................................................................................................................................................................	64
______________________

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained in or incorporated by reference into the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you. We have not, and the Agents have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agents are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the

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accompanying prospectus or the documents incorporated by reference from a filing we made with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date of this prospectus supplement, the information in this prospectus supplement shall control. In addition, to the extent any information incorporated by reference in the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in the accompanying prospectus, the information in such later filing shall be deemed to modify, update and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.
In this prospectus supplement, the words “we,” “UE,” “our,” “ours” and “us” refer to Urban Edge Properties and its subsidiaries, unless the context indicates otherwise.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein or incorporated herein by reference constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in the accompanying prospectus. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in the Annual Report on Form 10-K of Urban Edge Properties, which is incorporated by reference in the accompanying prospectus, and the Quarterly Reports on Form 10-Q of Urban Edge Properties. Unless the context otherwise requires or as otherwise specified, references in this prospectus to “UE,” “we,” “us” or “our” refer to Urban Edge Properties and its subsidiaries, including Urban Edge Properties LP, except where we make clear that we mean only the parent company, Urban Edge Properties. In addition, we sometimes refer to Urban Edge Properties LP as the “Operating Partnership.”
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or, if applicable, the date of the applicable document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of the applicable forward-looking statement.

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SUMMARY
The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement and included, or incorporated by reference, in the accompanying prospectus.

    Urban Edge Properties and Urban Edge Properties LP
Urban Edge Properties is a Maryland real estate investment trust focused on managing, developing, redeveloping, and acquiring retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge Properties LP is a Delaware limited partnership formed to serve as UE’s majority-owned partnership subsidiary and to own, through affiliates, all of our real estate properties and other assets. UE and UELP were created to own the majority of Vornado Realty Trust’s (“Vornado”) (NYSE: VNO) former shopping center business. As of June 30, 2016 our portfolio consisted of 83 properties totaling 14.7 million square feet of gross leasable area.

Company Strategies
Our goal is to become the leading owner of retail real estate in and on the edges of major urban markets. We believe urban markets offer attractive investment opportunities resulting from a unique interplay of demographic, supply/demand and redevelopment/development trends.
Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 956-2556.

    The Offering

Issuer	Urban Edge Properties
Common shares Offered	Up to $250,000,000 aggregate offering price.
Use of Proceeds
We will contribute the net proceeds from this offering to the Operating Partnership in exchange for common units of the Operating Partnership. The Operating Partnership intends to use the net proceeds of this offering for funding future acquisitions or development and redevelopment activities and general corporate purposes, which may include repaying debt. See “Use of Proceeds” and “Plan of Distribution” in this prospectus supplement.

Risk Factors
You should carefully read the “Risk Factors” beginning on page S-2 of this prospectus supplement and those described in our most recent Annual Report on Form 10-K, as well as any other risk factors relating to us that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for certain considerations relevant to an investment in our common shares.

New York Stock Exchange Symbol	UE
Material Federal Income Tax Considerations
For a description of the material U.S. federal income tax considerations that you may consider relevant to an investment in our common shares, please review the disclosure in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations”.

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RISK FACTORS

Investing in our common shares involves a significant degree of risk. Before you decide to purchase any of our common shares, you should carefully consider the following risk factors, together with all of the other information contained in this prospectus supplement or contained or incorporated by reference in the accompanying prospectus, including without limitation the risk factors described in our most recent Annual Report on Form 10-K, as well as any other risk factors relating to us that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should be aware that such risks and uncertainties are not the only ones we may confront. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations. This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements.

    You may experience significant dilution as a result of this offering and additional issuances of our securities, which could harm the market price of our common shares.
Our declaration of trust permits our board of trustees to authorize, without shareholder approval, the issuance of additional common shares or preferred shares or securities convertible or exchangeable into equity securities. We may, from time to time and at any time, seek to offer and sell common shares or preferred shares or other securities, including sales of common shares in this offering through the Agents, based on market conditions and other factors that may be beyond our control.
This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of common shares in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common shares or preferred shares, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.
Holders of our debt or preferred stock, or depositary shares representing interests therein, will have liquidation and other rights that are senior to the rights of the holders of our common shares, and any future issuance of debt or preferred shares could adversely affect the market price of our common shares.
As of June 30, 2016, we had approximately $1.2 billion of outstanding indebtedness incurred by our subsidiaries that is secured by our properties but had not issued any debt or preferred shares at the Urban Edge Properties level. Holders of our debt and preferred stock, or depositary shares representing interests therein, to the extent we issue any, will have liquidation and other rights that are senior to the rights of the holders of our common shares. Upon any voluntary or involuntary liquidation, dissolution or winding up, payment will be made to holders of our debt and any holders of our preferred shares, before any payment is made to the holders of our common shares. This will reduce the amount of our assets, if any, available for distribution to holders of our common shares. Because our decision to issue debt and preferred shares is dependent on market conditions and other factors that may be beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Any such future issuance could reduce the market price of our common shares.

2

USE OF PROCEEDS
We will contribute the net proceeds from this offering to the Operating Partnership in exchange for common units of the Operating Partnership. The Operating Partnership intends to use the net proceeds of this offering for funding future acquisitions or development and redevelopment activities and general corporate purposes, which may include repaying debt. Pending application of the net proceeds, we may invest the net proceeds in short-term income-producing investments.

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PLAN OF DISTRIBUTION
We have entered into separate equity distribution agreements with each of the Agents under which we may offer and sell up to $250,000,000 aggregate offering price of our common shares from time to time through, at our discretion, any of the Agents, as our sales agents. The form of the equity distribution agreement will be filed as an exhibit to a Current Report on Form 8-K, incorporated by reference in the accompanying prospectus. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus will be made by means of ordinary brokers’ transactions, in block transactions, or as otherwise agreed between the applicable Agent and us. As our sales agents, the Agents will not engage in any prohibited stabilizing transactions.
Under the terms of the equity distribution agreements, we also may sell shares to any of the Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares to an Agent as principal, we will enter into a separate terms agreement with the applicable Agent and we will describe this agreement in a separate prospectus supplement.
We will designate the maximum amount of our common shares to be sold through any Agent on a daily basis or otherwise as we agree with the applicable Agent and the minimum price per share at which shares may be sold. Subject to the terms and conditions of the equity distribution agreements, the applicable Agent will use its reasonable efforts, consistent with its sales and trading practices, to sell on our behalf all of the designated common shares. We may instruct the applicable Agent not to sell our common shares if the sales cannot be effected at or above the price designated by us in any instruction. Our common shares to which this prospectus supplement relates will be sold through only one Agent on any given day. We or the applicable Agent may suspend the offering of common shares upon proper notice and subject to other conditions.
The applicable Agent will provide written confirmation to us promptly following the close of trading on the NYSE on each trading day in which our common shares were sold under the applicable equity distribution agreement. Each confirmation will include the number of shares sold on that day, the net proceeds to us and the compensation payable by us to the applicable Agent in connection with the sales. We will report at least quarterly the aggregate number of our common shares sold through the Agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us to the Agents in connection with such sales.
We will pay each Agent commissions for its services in acting as sales agent and/or principal in the sale of our common shares. Each Agent will be entitled to compensation of up to 2.0% of the gross sales price of all common shares sold through it as our agent under the applicable equity distribution agreement. We estimate that the total expenses for this offering, excluding compensation payable to the Agents under the terms of the equity distribution agreements, will be approximately $175,000.
Settlement of our common shares will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering of our common shares pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of $250,000,000 aggregate offering price of our common shares pursuant to this offering and (2) with respect to a particular equity distribution agreement, the termination of such equity distribution agreement. Each equity distribution agreement may be terminated by the respective Agent or us at any time upon three days’ notice, and by the respective Agent at any time in certain circumstances, including our failure to maintain a listing of our common shares on the NYSE or the occurrence of a material adverse change in our company.
The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the

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accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
An affiliate of Wells Fargo Securities, LLC is an administrative agent, fronting bank and swingline lender under the Credit Agreement, and affiliates of Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are lenders under the same agreement. As such, affiliates of the Agents may receive a portion of the net proceeds from this offering if and to the extent any proceeds are used to repay outstanding borrowings under the Credit Agreement.
In connection with the sale of our common shares on our behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions and discounts.
We have determined that our common shares are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under that Act. If the Agents have, or we have, reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common shares under the equity distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Agents and us.
Listing on the New York Stock Exchange
Our common shares are listed on the NYSE under the symbol “UE.”
Indemnity
We have agreed to indemnify the several Agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make because of any of those liabilities.

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VALIDITY OF COMMON SHARES
The validity of the common shares issued under this prospectus supplement will be passed upon for us by Venable LLP, Baltimore, Maryland, Maryland counsel to us, and by Sullivan & Cromwell LLP, New York, New York, which is also our tax counsel. Certain legal matters will be passed upon for the Agents by Vinson & Elkins L.L.P., Washington, DC.
EXPERTS
The consolidated and combined financial statements, and the related financial statement schedules, incorporated in this prospectus by reference to Urban Edge Properties’ Annual Report on Form 10-K filed with the SEC on February 19, 2016, and the effectiveness of Urban Edge Properties’ internal control over financial reporting, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Urban Edge Properties is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.
We have filed a registration statement on Form S‑3 with the SEC relating to the common shares covered by this prospectus supplement. The accompanying prospectus is a part of that registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in the prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
The SEC’s rules allow us to “incorporate by reference” information into the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of the prospectus from the date we filed that document. Any reports filed by us with the SEC after the date of the accompanying prospectus and before the date that the offering of the common shares by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference in the accompanying prospectus.
We incorporate by reference into the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-36523), filed with the SEC on February 19, 2016;
(2) Our Current Reports on Form 8‑K, dated May 17, 2016 (File No. 001-36523), filed with the SEC on May 17, 2016 and dated August 5, 2016, filed with the SEC on August 5, 2016;
(3) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 (File No. 001-36523), filed with the SEC on May 4, 2016 and August 5, 2016, respectively;
(4) Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2016 (File No. 001-36523);
(5) The description of our common shares included in our Registration Statement on Form 10 filed with the SEC on June 26, 2014 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

6

(6) All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our secretary, in writing, at 888 Seventh Avenue, New York, New York 10019, or by telephone at (212) 956‑2556. Alternatively, copies of these documents may be available on our website (www.uedge.com). Any other documents available on our website are not incorporated by reference into the accompanying prospectus.

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URBAN EDGE PROPERTIES
Debt Securities
Common Shares
Preferred Shares
Depositary Shares

URBAN EDGE PROPERTIES LP
Debt Securities
Guarantees

Urban Edge Properties from time to time may offer to sell debt securities, common shares, preferred shares and depositary shares. The debt securities of Urban Edge Properties may be convertible into common or preferred shares of Urban Edge Properties and the payment of principal premium, if any, and interest on the debt securities may be fully and unconditionally guaranteed by Urban Edge Properties LP. The preferred shares may either be sold separately or represented by depositary shares. Urban Edge Properties LP from time to time may offer to sell debt securities. The debt securities of Urban Edge Properties LP may be exchangeable for common or preferred shares of Urban Edge Properties, and the preferred shares of Urban Edge Properties may be convertible into common shares or into preferred shares of another class or series.
Urban Edge Properties and Urban Edge Properties LP may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.
Urban Edge’s common shares are listed on the New York Stock Exchange under the symbol “UE”. Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.
Investing in the securities involves risks. See the section entitled “Risk Factors” beginning on page 1 and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_________________________

Prospectus dated August 5, 2016.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

TABLE OF CONTENTS

Page
Risk Factors ..........................................................................................................................................................................	1
Available Information .........................................................................................................................................................	2
Cautionary Statement Concerning Forward-Looking Statements .......................................................................................	3
Urban Edge Properties and Urban Edge Properties LP .......................................................................................................	4
Consolidated Ratios of Earnings to Combined Fixed Charges and Preference Dividend Requirements ...........................	5
Consolidated Ratios of Earnings to Combined Fixed Charges and Preference Distribution Requirements .......................	6
Use of Proceeds ...................................................................................................................................................................	7
Description of Debt Securities of Urban Edge Properties and Urban Edge Properties LP .................................................	8
Description of Urban Edge Properties LP Guarantee ..........................................................................................................	26
Description of Shares of Beneficial Interest of Urban Edge Properties ...............................................................................	26
Certain Provisions of Maryland Law and of Urban Edge Properties Declaration of Trust and Bylaws ..............................	32
Legal Ownership and Book-Entry Issuance ........................................................................................................................	38
Material U.S. Federal Income Tax Consequences ...............................................................................................................	42
Plan of Distribution ..............................................................................................................................................................	62
Validity of the Securities ......................................................................................................................................................	64
Experts .................................................................................................................................................................................	64

RISK FACTORS

 Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Statement Concerning Forward-Looking Statements”, before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

AVAILABLE INFORMATION
Urban Edge Properties and Urban Edge Properties LP are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.
We have filed registration statements on Form S‑3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statements and does not contain all of the information in the registration statements. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statements for a copy of the contract or other document. You may review a copy of the registration statements at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-36523), filed with the SEC on February 19, 2016;
(2) Our Current Reports on Form 8‑K, dated May 17, 2016 (File No. 001-36523), filed with the SEC on May 17, 2016 and dated August 5, 2016, filed with the SEC on August 5, 2016;
(3) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 (File No. 001-36523), filed with the SEC on May 4, 2016 and August 5, 2016, respectively;
(4) The description of our common shares included in our Registration Statement on Form 10 filed with the SEC on June 26, 2014 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and
(5) All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our secretary, in writing at 888 Seventh Avenue, New York, New York 10019, or by telephone at (212) 956‑2556. Alternatively, copies of these documents may be available on our website (www.uedge.com). Any other documents available on our website are not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein or incorporated herein by reference constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus or the documents incorporated by reference. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in the Annual Report on Form 10-K of Urban Edge Properties, which is incorporated by reference in this prospectus, and the Quarterly Report on Form 10-Q of Urban Edge Properties and Urban Edge Properties LP. Unless the context otherwise requires or as otherwise specified, references in this prospectus to “UE,” “we,” “us” or “our” refer to Urban Edge Properties and its subsidiaries, including Urban Edge Properties LP, except where we make clear that we mean only the parent company, Urban Edge Properties. In addition, we sometimes refer to Urban Edge Properties LP as the “Operating Partnership.”
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of the applicable forward-looking statement.

URBAN EDGE PROPERTIES AND URBAN EDGE PROPERTIES LP
Urban Edge Properties is a Maryland real estate investment trust focused on managing, developing, redeveloping, and acquiring retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge Properties LP is a Delaware limited partnership formed to serve as UE’s majority-owned partnership subsidiary and to own, through affiliates, all of our real estate properties and other assets. UE and UELP were created to own the majority of Vornado Realty Trust’s (“Vornado”) (NYSE: VNO) former shopping center business. As of June 30, 2016 our portfolio consisted of 79 shopping centers, three malls and a warehouse park totaling 14.7 million square feet.
Company Strategies
Our goal is to become the leading owner of retail real estate in and on the edges of major urban markets. We believe urban markets offer attractive investment opportunities resulting from a unique interplay of demographic, supply/demand and redevelopment/development trends.
Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 956-2556.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERENCE DIVIDEND REQUIREMENTS

Urban Edge Properties' consolidated and combined ratios of earnings to combined fixed charges and preference dividends for each of the fiscal years ended December 31, 2011, 2012, 2013, 2014 and 2015 and the six months ended June 30, 2016 are as follows:

	Year Ended December 31,					Six Months Ended June 30,
(Amounts in thousands)	2015	2014	2013	2012	2011	2016	2015
Fixed Charges Coverage Ratio:
Add: pre-tax income from continuing operations before adjustment for income or loss from equity investees and noncontrolling interests in consolidated subsidiaries .....................	$42,642	$67,515	$111,435	$71,214	$88,900	$55,889	$6,141
Add: fixed charges ...............................	60,816	58,395	59,168	57,115	58,226	29,554	30,960
Subtract: capitalized interest ...............	(1,856)	—	—	—	—	(1,631)	(857)
Subtract: noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges ...........	(16)	(22)	(21)	(13)	3	(2)	(11)
Total Earnings ...................................	101,586	125,888	170,582	128,316	147,129	83,810	36,233

Fixed Charges:
Interest and debt expense ....................	$55,584	$54,960	$55,789	$53,772	$55,138	$26,249	$28,410
Capitalized interest ..............................	1,856	—	—	—	—	1,631	857
Estimate of the interest within rental expense ................................................	3,376	3,435	3,379	3,343	3,088	1,674	1,693
Total Fixed Charges ..........................	60,816	58,395	59,168	57,115	58,226	29,554	30,960

Ratio of earnings to fixed charges	1.67	2.16	2.88	2.25	2.53	2.84	1.17

For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERENCE DISTRIBUTION REQUIREMENTS

Urban Edge Properties LP's consolidated and combined ratios of earnings to combined fixed charges and preference distributions for each of the fiscal years ended December 31, 2011, 2012, 2013, 2014 and 2015 and the six months ended June 30, 2016 are as follows:

	Year Ended December 31,					Six Months Ended June 30,
(Amounts in thousands)	2015	2014	2013	2012	2011	2016	2015
Fixed Charges Coverage Ratio:
Add: pre-tax income from continuing operations before adjustment for income or loss from equity investees and noncontrolling interests in consolidated subsidiaries .....................	$42,642	$67,515	$111,435	$71,214	$88,900	$55,889	$6,141
Add: fixed charges ...............................	60,816	58,395	59,168	57,115	58,226	29,554	30,960
Subtract: capitalized interest ...............	(1,856)	—	—	—	—	(1,631)	(857)
Subtract: noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges ...........	(16)	(22)	(21)	(13)	3	(2)	(11)
Total Earnings ...................................	101,586	125,888	170,582	128,316	147,129	83,810	36,233

Fixed Charges:
Interest and debt expense ....................	$55,584	$54,960	$55,789	$53,772	$55,138	$26,249	$28,410
Capitalized interest ..............................	1,856	—	—	—	—	1,631	857
Estimate of the interest within rental expense ................................................	3,376	3,435	3,379	3,343	3,088	1,674	1,693
Total Fixed Charges ..........................	60,816	58,395	59,168	57,115	58,226	29,554	30,960

Ratio of earnings to fixed charges	1.67	2.16	2.88	2.25	2.53	2.84	1.17

For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

USE OF PROCEEDS
Urban Edge Properties is required by the terms of the partnership agreement of Urban Edge Properties LP to contribute the net proceeds of any sale of common shares or preferred shares (including preferred shares represented by depositary shares) to Urban Edge Properties LP in exchange for additional common units or preferred units, as the case may be. If Urban Edge Properties issues any debt securities, it may lend those proceeds to Urban Edge Properties LP. As will be more fully described in the applicable prospectus supplement, Urban Edge Properties and Urban Edge Properties LP intend to use the net proceeds from the sale of securities for general trust or partnership purposes or other uses. These other uses may include, among others, the funding of an acquisition or the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES OF
URBAN EDGE PROPERTIES AND URBAN EDGE PROPERTIES LP
Please note that in this section entitled “Description of Debt Securities of Urban Edge Properties and Urban Edge Properties LP, references to “the issuer,” “we,” “our” and “us” refer either to Urban Edge Properties or Urban Edge Properties LP, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
Debt Securities May Be Senior or Subordinated
Urban Edge Properties and Urban Edge Properties LP may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Urban Edge Properties, and Urban Edge Properties LP or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Urban Edge Properties or Urban Edge Properties LP, as the case may be.
Neither any limited or general partner of Urban Edge Properties LP, including Urban Edge Properties, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Urban Edge Properties LP or of any successor of any limited or general partner of Urban Edge Properties LP has any obligation for payment of debt securities or for any of Urban Edge Properties and Urban Edge Properties LP’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities.
The senior debt securities of Urban Edge Properties and the senior debt securities of Urban Edge Properties LP will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of Urban Edge Properties or Urban Edge Properties LP’s, as the case may be, other senior unsecured and unsubordinated debt.
The subordinated debt securities of Urban Edge Properties and the subordinated debt securities of Urban Edge Properties LP will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Urban Edge Properties’ and Urban Edge Properties LP’s “senior indebtedness,” as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of Urban Edge Properties’ or Urban Edge Properties LP’s, as the case may be, most recent fiscal quarter. As of December 31, 2015, none of Urban Edge Properties’ or Urban Edge Properties LP’s indebtedness constituted senior indebtedness. None of the indentures limit Urban Edge Properties’ or Urban Edge Properties LP’s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.
Urban Edge Properties’ senior indebtedness will be structurally subordinate to the indebtedness of Urban Edge Properties LP, and will be structurally subordinate to the indebtedness of the subsidiaries of Urban Edge Properties LP. Urban Edge Properties LP’s senior indebtedness is, and any additional senior indebtedness of Urban Edge Properties will be, structurally subordinate to the indebtedness of Urban Edge Properties LP’s subsidiaries and will be structurally senior to any indebtedness of Urban Edge Properties. See “-Urban Edge Properties’ and Urban Edge Properties LP’s Debt Securities Are Structurally Subordinated to Indebtedness of Urban Edge Properties’ and Urban Edge Properties’ Subsidiaries” below.
When we refer to “senior debt securities” in this prospectus, we mean both the senior debt securities of Urban Edge Properties and the senior debt securities of Urban Edge Properties LP unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean both the subordinated debt securities of Urban Edge Properties and the subordinated debt securities of Urban Edge Properties LP, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.
The Senior Debt Indenture and the Subordinated Debt Indenture of Urban Edge Properties LP
The senior debt securities and the subordinated debt securities of Urban Edge Properties LP will each be governed by a document called an indenture - the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Urban Edge Properties LP and a trustee to be determined. These indentures governing the debt securities of Urban Edge Properties LP are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.
The trustee under each indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under
“- Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.
When we refer to the indenture or the trustee with respect to any debt securities of Urban Edge Properties LP, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
The Senior Debt Indenture and the Subordinated Debt Indenture of Urban Edge Properties
The senior debt securities and the subordinated debt securities of Urban Edge Properties will each be governed by a document called an indenture - the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Urban Edge Properties as the issuer of the debt securities and a trustee to be determined. These indentures governing the debt securities of Urban Edge Properties are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.
Urban Edge Properties LP may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Urban Edge Properties. See “Description of Urban Edge Properties LP Guarantee” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.
The trustee under each indenture has two main roles:

•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “- Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.
When we refer to the indenture or the trustee with respect to any debt securities of Urban Edge Properties, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
We May Issue Many Series of Debt Securities
We may issue as many distinct series of debt securities under a debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in the accompanying prospectus supplement and, if applicable, that description may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue
None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit either Urban Edge Properties’ or Urban Edge Properties LP’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Urban Edge Properties nor Urban Edge Properties LP are subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Urban Edge Properties’ and Urban Edge Properties LP’s Debt Securities Are Structurally Subordinate to Indebtedness of Urban Edge Properties LP and Urban Edge Properties LP’s Subsidiaries
Urban Edge Properties’ indebtedness is structurally subordinate to debt of Urban Edge Properties LP. In addition, because Urban Edge Properties’ assets consist principally of interests in Urban Edge Properties LP and because Urban Edge Properties LP’s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.
This Section Is Only a Summary
The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed indentures, and, in the case of our subordinated debt securities, forms of indentures, with the SEC as exhibits to our registration statements. See “Available Information” above for information on how to obtain copies of them.
This section and your prospectus supplement summarize all of the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.
Governing Law
The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Currency of Debt Securities
Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in “- Payment Mechanics for Debt Securities.”
Form of Debt Securities
We will issue each debt security in global - i.e., book-entry - form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all of the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”
In addition, we will issue each debt security in fully registered form, without coupons.
Types of Debt Securities
We may issue any of the following types of senior debt securities or subordinated debt securities:
Fixed Rate Debt Securities
A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See “- Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.
Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “- Payment Mechanics for Debt Securities.”
Floating Rate Debt Securities
A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.
Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. We will pay interest on each interest payment date and at maturity as described below under “- Payment Mechanics for Debt Securities.”
Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period - i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect - and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.
Indexed Debt Securities
A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	one or more indices or baskets of the items described above.
If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.
If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security. The calculation agent may exercise significant discretion in determining such amounts.

Original Issue Discount Debt Securities
A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.
Information in the Prospectus Supplement
A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	whether the issuer of the debt securities is Urban Edge Properties or Urban Edge Properties LP;

•	the title of the debt securities;

•
whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of the same series;

•
the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

•	the stated maturity;

•	the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•
if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•
if the debt securities may be converted, in the case of debt securities of Urban Edge Properties, or exchanged, in the case of debt securities of Urban Edge Properties LP, for common or preferred shares of Urban Edge Properties or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of Urban Edge Properties common or preferred shares or such other securities;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

•
if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•
if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

•	the applicability of any provisions described under “-Defeasance and Covenant Defeasance”;

•	the depositary for the debt securities, if other than DTC, and any circumstances under which the holder may request securities in non-global form;

•	the applicability of any provisions described under “-Default, Remedies and Waiver of Default”;

•	any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under “-Covenants”;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

•
the U.S. federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original issue discount debt securities;

•
if the debt securities are issued by Urban Edge Properties, whether Urban Edge Properties LP will guarantee the due and punctual payment of principal of, premium, if any, and interest on the debt securities and the extent of any such guarantee; and

•	any other terms of the debt securities or any applicable guarantee, which could be different from those described in this prospectus.
Redemption and Repayment
Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund - that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.
If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If we redeem less than all of the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.
If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.
If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “- Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
Under the applicable indenture, each of Urban Edge Properties and Urban Edge Properties LP are generally permitted to merge or consolidate with another entity. Each of Urban Edge Properties and Urban Edge Properties LP are also permitted to sell their assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Urban Edge Properties or Urban Edge Properties LP as the case may be, may not take any of these actions unless all of the following conditions are met:

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If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

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Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “- Default, Remedies and Waiver of Default.”

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The issuer or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of the issuer, would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

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The issuer and the guarantor, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, Urban Edge Properties or Urban Edge Properties LP, as the case may be, as issuer of those debt securities will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.
Any limitation applicable to the ability of Urban Edge Properties LP, in its capacity as guarantor of debt securities of any series of Urban Edge Properties, to participate in any of the actions described above will be set forth in the prospectus supplement for such series of debt securities.
Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.
The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.
The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

•	in the event of any liquidation, dissolution or other winding-up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

•	if any subordinated debt securities of issuer have been declared due and payable before their stated maturity; or

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(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants
The following covenants apply to Urban Edge Properties or Urban Edge Properties LP, as applicable, with respect to the debt securities of each series it issues under this prospectus unless otherwise specified in the applicable prospectus supplement. As used in this section, “we” refers to either Urban Edge Properties or Urban Edge Properties LP, as issuer of the applicable debt securities.
Maintenance of Properties. We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.
Insurance. We must keep all of our insurable properties insured against loss or damage with insurers of recognized responsibility. The insurance must be in commercially reasonable amounts and types.
Existence. Except as described under “-Mergers and Similar Transactions,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any existence, right or franchise if we determine that the preservation of the existence, right or franchise is no longer desirable in the conduct of our business and that the loss of the existence, right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
Payment of Taxes and Other Claims. We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of Financial Information. We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file with the SEC information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports, if any, as may be prescribed by the SEC at such time.
Additional covenants described in the applicable prospectus supplement may apply to the issuer of the debt securities with respect to a particular series of debt securities.
Defeasance and Covenant Defeasance
The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security, and any applicable guarantee, if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.
Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves and any guarantor from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

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The issuer of your debt securities must deposit in trust for the benefit of all holders of those debt securities money, U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

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(a) No event of default under the indenture applicable to such debt securities may have occurred and be continuing and (b) no event of default described in the sixth bullet point under “-Default, Remedies and Waiver of Default-Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust;

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There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders of the debt securities to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming (A) the tax law change or (B) receipt or publication of an Internal Revenue Service ruling described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.
Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and we and any guarantor will be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.
If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•	The requirement to secure the debt securities equally and ratably with all new indebtedness of the issuer of your debt securities in the event of a merger or consolidation;

•	The covenants regarding existence, maintenance of properties, payment of taxes and other claims, insurance and provision of financial information applicable to us;

•	Any additional covenants that your prospectus supplement states are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under “- Default, Remedies and Waiver of Default - Events of Default.”
If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
Events of Default. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	The issuer of your debt securities does not pay interest on any debt security of that series within 30 days after the due date;

•	The issuer of your debt securities does not pay the principal or any premium of any debt security of that series on the due date;

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The issuer of your debt securities does not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

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The issuer of your debt securities or the guarantor of your debt securities, if applicable, remains in breach of any covenant it makes in the indenture for the benefit of the relevant series for 90 days after it receives a written notice of default stating that it is in breach and requiring it to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

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The issuer of your debt securities or, if applicable, the guarantor of your debt securities, files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, the guarantor of your debt securities, occur; or

•	If your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
Remedies If an Event of Default Occurs
If you are the holder of a subordinated debt security, all of the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “- Subordination Provisions.”
If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the issuer of your debt securities the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security or any guarantee, all of the following must occur:

•	The holder of your debt security must give the trustee written notice of a continuing event of default;

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The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

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During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of Default. The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

Annual Provision of Information to the Trustee About Defaults. The issuer, and if the due and punctual payment of principal of, and interest on one or more series of debt securities is guaranteed, the guarantor will furnish to each trustee every year a written statement of our principal executive officer, principal financial officer or our principal accounting officer certifying that to his or her knowledge the issuer and the guarantor, if applicable, are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”
Changes of the Indentures Requiring Each Holder’s Approval
There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

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modify or affect in any adverse manner the terms and conditions of the obligations of Urban Edge Properties LP in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt securities of Urban Edge Properties;

•	reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•
change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions
Neither Urban Edge Properties nor Urban Edge Properties LP may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Urban Edge Properties nor Urban Edge Properties LP may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect the outstanding subordinated debt securities it has issued of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.
Changes of the Indentures Not Requiring Approval
Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities or any guarantees of that series to be issued under the applicable indenture after the changes take effect or to add a guarantee to any outstanding debt securities not guaranteed or to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.
We may also make changes or obtain waivers that do not adversely affect a particular debt security or the guarantee of that debt security, even if they affect other debt securities and guarantees. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.
Changes of the Indentures Requiring Majority Approval
Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

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If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

The same majority approval would be required for us or the guarantor, if applicable, to obtain a waiver of any of the applicable covenants in the indenture. The covenants include the promises we or the guarantor, if applicable, make about merging and similar transactions, which are described above under “- Mergers and Similar Transactions.” If the requisite holders approve a waiver of a covenant, neither we nor the guarantor, as the case may be, will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that cannot be changed without the approval of the holder of that debt security as described above in “- Changes of the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under a debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Debt Securities Are Eligible
Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation or cancelled;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “- Defeasance and Covenant Defeasance - Full Defeasance”;

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•	if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.
Eligible Principal Amount of Some Debt Securities
In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

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For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

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For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.
Determining Record Dates for Action by Holders
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer of Debt Securities
Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.
Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If a debt security is issued as a global debt security, only the depositary - e.g., DTC, Euroclear and Clearstream - will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for common or preferred shares of Urban Edge Properties, the rules governing that type of conversion or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities
Who Receives Payment?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “- Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.
Payment and Record Dates for Interest
Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.
Business Day. The term “business day” means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.
How We Will Make Payments Due in U.S. Dollars
We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.
Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance - What Is a Global Security?”
Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds - i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
How We Will Make Payments Due in Other Currencies
We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.
Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. The policies and procedures of DTC may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. When DTC is the depositary, such securities would be subject to DTC’s rules and procedures, as then in effect. We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election on or before the 16th calendar day before the applicable regular record date, the stated maturity, or any redemption or repayment date.
Your participant must, in turn, notify DTC of your election on or before the 15th calendar day prior to that regular record date, the stated maturity, or the redemption or repayment date if your debt security is redeemed or repaid earlier.
DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.
If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.
If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “- Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.
Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.
Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.
If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.
Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.
Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.
Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.
A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.
When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control - such as the imposition of exchange controls or a disruption in the currency markets - we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.
The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.
Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “- Payment and Record Dates for Interest.”
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Appointment of Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act.  The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. If we issue debt securities we will appoint a trustee prior to the actual issuance of such securities who will be identified in a prospectus supplement.

DESCRIPTION OF URBAN EDGE PROPERTIES LP GUARANTEE
Urban Edge Properties LP may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Urban Edge Properties, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture. In case of the failure of Urban Edge Properties punctually to pay any principal, premium or interest on any guaranteed debt security, Urban Edge Properties LP will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Urban Edge Properties. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Urban Edge Properties LP will be of payment only and not of collection.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST OF URBAN EDGE PROPERTIES
The following descriptions of the material terms of the shares of beneficial interest of Urban Edge Properties are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the shares in the following documents: (a) Urban Edge Properties’ amended and restated declaration of trust, and (b) Urban Edge Properties’ amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled “Description of Shares of Beneficial Interest of Urban Edge Properties,” references to “UE,” “we,” “our” and “us” refer only to Urban Edge Properties and not to its subsidiaries or Urban Edge Properties LP unless the context requires otherwise.
UE’s authorized shares of beneficial interest consist of 500,000,000 common shares, par value $0.01 per share, and 200,000,000 preferred shares, par value $0.01 per share. UE’s declaration of trust authorizes its board of trustees, with the approval of a majority of the entire board and without any action on the part of our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of shares that UE is authorized to issue or the number of authorized shares of any class or series. As of July 29, 2016, 99,426,826 of UE’s common shares were issued and outstanding, and no UE preferred shares were issued or outstanding.
Common Shares
Dividend, Voting and Other Rights of Holders of Common Shares
The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by UE out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the ownership and transfer of our shares and the preferential rights of any other class or series of our shares.
Subject to the provisions of UE’s declaration of trust regarding the restrictions on ownership and transfer of UE shares and except as may otherwise be specified in the terms of any class or series of UE’s shares of beneficial interest, the holders of common shares will be entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. Generally, the holders of common shares will not have any conversion, sinking fund, redemption, appraisal or preemptive rights to subscribe to any securities of UE. If UE is dissolved, liquidated or wound up, holders of common shares will be entitled to share proportionally in any assets remaining after satisfying (i) the prior rights of creditors, including holders of UE’s indebtedness, and (ii) the aggregate liquidation preference of any preferred shares then outstanding.
Subject to the provisions of UE’s declaration of trust regarding the restrictions on ownership and transfer of UE shares, common shares will have equal dividend, distribution, liquidation and other rights and will have no preference or exchange rights. The rights, preferences and privileges of the holders of UE common shares will be subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that UE may designate and issue in the future.
The transfer agent for the common shares is American Stock Transfer & Trust Company, New York, New York.
Listing
UE’s common shares are listed on the New York Stock Exchange under the symbol “UE”.

Description of Preferred Shares
This prospectus describes the general terms of our preferred shares. When UE offers to sell a particular class or series of preferred shares, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of preferred shares, you must refer to both the prospectus supplement relating to that class or series and the description of preferred shares in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
The description of the material terms of UE’s preferred shares contained in this prospectus is only a summary and is qualified in its entirety by the provisions of the declaration of trust, including the articles supplementary relating to each class or series of the preferred shares, which will be incorporated by reference in the registration statement of which this prospectus is a part at or before the time of issuance of the class or series of preferred shares.
Under the terms of UE’s declaration of trust, its board of trustees may classify any unissued preferred shares, and reclassify any unissued common shares or any previously classified but unissued preferred shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common shares with respect to distributions or upon liquidation, and we are authorized to issue the newly classified shares. Prior to the issuance of shares of each class or series, the board of trustees is required by the Maryland REIT Law and UE’s declaration of trust to set, subject to the provisions of UE’s declaration of trust regarding the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption for each such class or series. These actions may be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which UE’s securities may be listed or traded. As of the date hereof, no preferred shares are outstanding and UE has no present plans to issue any preferred shares. The preferences and other terms of the preferred shares of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the class or series of preferred shares as follows:

•	the title of the preferred shares and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred shares will be issued;

•	the dividend rate or method of calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions;

•	any listing of the preferred shares on any securities exchange;

•	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of UE;

•
any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of UE; and

•	any limitations on direct, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of UE as a REIT or for other purposes.
The applicable prospectus supplement may also include a discussion of federal income tax considerations applicable to the preferred shares.
Rank

Unless otherwise specified in the applicable prospectus supplement, each class or series of preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of UE, rank: (1) senior to all classes or series of UE common shares, and to any other class or series of shares expressly designated as ranking junior to such class or series of preferred shares; (2) on parity with any class or series of shares expressly designated as ranking on parity with such class or series of preferred shares; and (3) junior to any other class or series of our shares expressly designated as ranking senior to such class or series of preferred shares.
Power to Increase Authorized Shares and Issue Additional Common and Preferred Shares
We believe that the power of our board of trustees, without shareholder approval, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of shares in any class or series that we have authority to issue, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue such classified or reclassified shares provides UE with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions may be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not currently intend to do so, it could authorize us to issue additional classes or series of common shares or preferred shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our shareholders or shareholders believe that such transaction or change of control may be in their best interests.
Restrictions on Ownership and Transfer of UE Shares
The Beneficial Ownership Limit. For UE to maintain its qualification as a REIT under the Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year (except, in each case, with respect to the first taxable year for which an election to be taxed as a REIT is made). The Code defines “individuals” to include some entities for purposes of the preceding sentence. All references to a shareholder’s ownership of common shares in this section “-The Beneficial Ownership Limit” assume application of the applicable attribution rules of the Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.
The declaration of trust contains several provisions that restrict the ownership and transfer of our shares that are designed to safeguard UE against loss of its REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series. We refer to this percentage as the “beneficial ownership limit.”
Shareholders should be aware that events other than a purchase or other transfer of UE shares can result in ownership, under the applicable attribution rules of the Code, of UE shares in excess of the beneficial ownership limit. For instance, if two shareholders, each of whom owns 6% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 12% of the outstanding common shares, which is in excess of the beneficial ownership limit. Similarly, if a shareholder who is treated as owning 6% of the outstanding common shares purchased a 50% interest in a corporation which owns 10% of the outstanding common shares, then the shareholder would be deemed to own 11% of the outstanding common shares immediately after such purchase. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.
Closely Held and General Restriction on Ownership. In addition, UE shares of beneficial interest may not be transferred if, as a result, more than 50% in value of the outstanding UE shares would be owned by five or fewer individuals or if such transfer would otherwise cause UE to fail to qualify as a REIT.
The Constructive Ownership Limit. Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any shares owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the beneficial ownership limit. All references to a shareholder’s ownership of UE shares in this section “-The Constructive Ownership Limit” assume application of the applicable attribution rules of the Code.

In order to ensure that rental income of UE will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that UE will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning, directly or indirectly, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of any class or series. We refer to this 9.8% ownership limit as the “constructive ownership limit.”
Shareholders should be aware that events other than a purchase or other transfer of shares may result in ownership, under the applicable attribution rules of the Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the beneficial ownership limit, the events other than a purchase or other transfer of shares which may result in share ownership in excess of the constructive ownership limit may differ from those which may result in share ownership in excess of the beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.
Automatic Transfer to a Trust If the Ownership Limits Are Violated. The declaration of trust provides that a transfer of UE shares of any class or series that would otherwise result in ownership, under the applicable attribution rules of the Code, of UE shares in excess of the beneficial ownership limit or the constructive ownership limit would cause the shares of beneficial interest of UE to be beneficially owned by fewer than 100 persons, would result in UE being “closely held” (within the meaning of Section 856(h) of the Code) or would otherwise cause UE to fail to qualify as a REIT, will be void and the purported transferee will acquire no rights or economic interest in the UE shares. In addition, our declaration of trust provides that, if the provisions causing a transfer to be void do not prevent a violation of the restrictions mentioned in the preceding sentence, the shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the beneficial ownership limit or the constructive ownership limit will be automatically transferred to one or more trusts (each, a “charitable trust”) for the benefit of one or more charitable beneficiaries, appointed by us, effective as of the close of business on the business day prior to the date of the relevant transfer.
Shares held in a charitable trust will be issued and outstanding shares. Pursuant to our declaration of trust, the purported transferee will have no rights in the shares held in a charitable trust and will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will have no right to vote or other rights attributable to the shares held in the charitable trust. Instead, our declaration of trust provides that the trustee of the charitable trust will have all voting rights and rights to dividends or other distributions with respect to common shares held in the charitable trust, to be exercised for the exclusive benefit of the charitable beneficiary. Under our declaration of trust, any dividend or other distribution paid prior to the discovery by us that the common shares have been transferred to the charitable trust shall be paid by the holder of such dividend or other distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Maryland law, the trustee of the charitable trust has the authority (i) to rescind as void any vote cast by a purported transferee prior to the discovery by UE that the shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if UE has already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.
Under our declaration of trust, within 20 days of receiving notice from us that UE shares have been transferred to the charitable trust, the trustee of the charitable trust shall sell the shares held in the charitable trust to a person or persons, designated by the trustee, whose ownership of the shares will not violate the restrictions on ownership and transfer noted above. Upon such sale, our declaration of trust provides that the interest of the charitable beneficiary in the shares sold terminates and the trustee of the charitable trust is required to distribute the net proceeds of the sale to the purported transferee and to the charitable beneficiary as follows: The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The trustee of the charitable trust may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be paid immediately to the charitable beneficiary. If, prior to the discovery by us that common shares have been transferred to the charitable trust, such shares are sold by a purported transferee, then (1) such shares shall be deemed to have been sold on behalf of the charitable trust and (2) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee would have been entitled to receive if such shares had been sold by the charitable trust, such excess shall be paid to the trustee upon demand.

Our declaration of trust provides that any shares transferred to the charitable trust are deemed to have been offered for sale to UE, or its designee. The price at which UE, or its designee, may purchase the shares transferred to the charitable trust will be equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (ii) the market price of the shares on the date that UE, or its designee, accepts the offer. Upon a sale to UE, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee.
UE may reduce the amount payable to the purported transferee by the amount of dividends and other distributions that have been paid to the purported transferee and are owed by the purported transferee to the charitable trust, as described above. UE’s right to accept the offer described above exists for as long as the charitable trust has not otherwise sold the shares held in the charitable trust.
In addition, if our board of trustees determines that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of shares described above, the board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing UE to redeem shares, refusing to give effect to the transfer on UE’s books or instituting proceedings to enjoin the transfer.
Other Provisions Concerning the Restrictions on Ownership. Our board of trustees, in its sole discretion, may prospectively or retroactively exempt persons from the beneficial ownership limit and the constructive ownership limit and increase or decrease the beneficial ownership limit and constructive ownership limit for one or more persons, if in each case the board of trustees obtains such representations, covenants and undertakings as the board of trustees may deem appropriate in order to conclude that such exemption or modification will not cause UE to lose its status as a REIT. In addition, the board of trustees may require such opinions of counsel, affidavits, undertakings or agreements or a ruling from the Internal Revenue Service as it may deem necessary or advisable in order to determine or ensure the UE’s status as a REIT, and any such exemption or modification may be subject to such conditions or restrictions as the board may impose.
The foregoing restrictions on transfer and ownership will not apply if the board of trustees determines that it is no longer in the best interests of UE to attempt to qualify, or to continue to qualify, as a REIT or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.
All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 1.0% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding UE shares of any class or series must give a written notice to UE containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to UE upon demand any information that UE may request, in good faith, to determine UE’s status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.
The ownership restrictions described above may have the effect of precluding acquisition of control of UE unless the UE board determines that maintenance of REIT status is no longer in the best interests of UE or that compliance with any of the foregoing restrictions is no longer required for REIT qualification.
Depositary Shares
We may, at our option, elect to offer depositary shares, which represent receipts for fractional interests in preferred shares rather than full preferred shares. If we offer depositary shares, depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred shares, will be issued as described below. The prospectus supplement relating to any series of depositary shares will state the fraction of a preferred share represented by each depositary share.
The description below of the material provisions of the deposit agreement and of the depositary shares and depositary receipts is only a summary and is qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each class or series of the depositary shares that have been or will be filed with the SEC at or before the time of the offering or sale of a class or series of depositary shares. The particular terms of depositary shares representing fractional interests in any particular class or series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information in this prospectus.
The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement between Urban Edge and the depositary. Subject to the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares represented by the depositary share.
Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of depositary shares owned by the holders.
If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell the property and distribute the net proceeds from the sale to the holders.
Withdrawal of Preferred Shares. Upon surrender of depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into excess shares or otherwise, each depositary receipt holder will be entitled to delivery at the depositary’s corporate trust office, to or upon the holder’s order, of the number of whole or fractional shares of the class or series of preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred shares on the basis of the fraction of a preferred share represented by each depositary share as specified in the applicable prospectus supplement, but holders of the preferred shares will not be entitled to receive depositary shares representing the preferred shares after exchanging the depositary shares for preferred shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Redemption of Depositary Shares. If a class or series of preferred shares represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the class or series of preferred shares held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the class or series of preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred shares. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as may be determined by the depositary.
Voting the Preferred Shares. Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of these depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder’s depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the preferred shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by the depositary shares in accordance with the instructions, and we will take all reasonable action deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing those preferred shares.
Amendment and Termination of the Deposit Agreement. Urban Edge Properties and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred shares in connection with any liquidation, dissolution or winding-up of Urban Edge Properties and that distribution has been distributed to the holders of the related depositary shares.
Charges of Depositary. UE will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. UE will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of depositary shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their account.
Resignation and Removal of Depositary. The depositary may resign at any time by delivering to UE notice of its election to do so, and UE may at any time remove the depositary. The resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Restrictions on Ownership. In order to safeguard UE against an inadvertent loss of REIT status, the deposit agreement or the declaration of trust or both will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.
Reports; Liability of Depositary and Urban Edge Properties. The depositary will forward all reports and communications from UE that are delivered to it and that UE is required or otherwise determines to furnish to the holders of the preferred shares.
Neither the depositary nor UE will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of UE and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
REIT Qualification
Under our declaration of trust, the board of trustees may authorize UE to revoke or otherwise terminate its REIT election, without shareholder approval, if it determines that it is no longer in our best interest to continue to qualify as a REIT.
CERTAIN PROVISIONS OF MARYLAND LAW AND OF URBAN EDGE PROPERTIES DECLARATION OF TRUST AND BYLAWS
The following description of certain provisions of Maryland law and Urban Edge Properties amended and restated declaration of trust and bylaws is only a summary and does not purport to be a complete statement of the relevant provisions at the time of the distribution. The summary is qualified in its entirety by reference to these documents, which you should read (along with the applicable provisions of Maryland law) for complete information on such provisions.
The Board of Trustees
Our declaration of trust and bylaws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire board of trustees but may not be fewer than the number required by the Maryland REIT law, which is currently one, nor, unless our bylaws are amended, more than 15, provided, however, that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Our declaration of trust also provides that, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and, for so long as our board is classified, any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies.
Our declaration of trust has initially divided our board of trustees into three classes. Commencing with the 2018 annual meeting of shareholders, all trustees will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until their successors are duly elected and qualify. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares will be able to elect all of our trustees standing for election. Under our bylaws, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present will be sufficient to elect a trustee. At such time as our board of trustees ceases to be classified, our board of trustees will amend our bylaws to provide that a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present will be required to elect a trustee, unless the election is contested, in which case a plurality will be sufficient.
For so long as our board remains classified, this provision could have the effect of making the replacement of incumbent trustees more time-consuming and difficult. Until the 2018 annual meeting, at least two annual meetings of shareholders will generally be required to effect a change in a majority of the board of trustees. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of Urban Edge Properties, even though the tender offer or change in control might be in the best interest of our shareholders.

Removal of Trustees
Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause and only by the affirmative vote of two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, precludes shareholders from removing incumbent trustees except for cause and upon a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.
Business Combinations
Under the Maryland Business Combination Act (the “MBCA”), a “business combination” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder is prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. A business combination includes a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	a person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares; or

•
an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the real estate investment trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which such person otherwise would have become an interested shareholder. In approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust; and

•
two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the real estate investment trust’s common shareholders receive a minimum price, as defined under the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.
The MBCA may have the effect of delaying, deferring or preventing a change in control of Urban Edge Properties or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The MBCA may discourage others from trying to acquire control of Urban Edge Properties and increase the difficulty of consummating any offer.
Control Share Acquisitions
The Maryland Control Share Acquisition Act (the “MCSAA”) provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.
Shares owned by the acquiring person, by officers or by employees who are trustees of the real estate investment trust are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of trustees of the real estate investment trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the real estate investment trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the real estate investment trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a shareholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.
The MCSAA does not apply (a) to shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.
Our bylaws contain a provision exempting from the MCSAA any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws
Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge with or convert into another entity, unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for certain amendments described in our declaration of trust that require only approval by our board of trustees, and for amendments to the provision in our declaration of trust relating to the removal of trustees and the vote required to amend such provision, which require a vote of two-thirds of all of the votes entitled to be cast on the matter, our declaration of trust provides for approval of any of these matters by the affirmative vote of not less than a majority of all of the votes entitled to be cast on such matters.
Our bylaws provide that the board of trustees have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our trustees or officers or other employees to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees or officers or other employees arising pursuant to any provision of the Maryland REIT Law or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees or officers or other employees that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.
Advance Notice of Trustee Nominations and New Business
Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of trustees or (iii) by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) by the board of trustees, or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•
a requirement that a vacancy on the board be filled only by the remaining trustees and, if its board is classified, for the remainder of the full term of the class of trustees in which the vacancy occurred; or

•	a majority requirement for the calling of a shareholder-requested special meeting of shareholders.
Our declaration of trust provides that, except as may be provided by our board of trustees in setting the terms of any class or series of shares, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of trustees. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, (1) we have a classified board until 2018, (2) we require the affirmative vote of shareholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of trustees to remove any trustee from the board, which removal will be allowed only for cause, (3) we vest in the board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, and (4) our shareholders are not entitled to call special meetings of shareholders.
Anti-takeover Effect of Certain Provisions of
Maryland Law and of our Declaration of Trust and Bylaws

The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on classification of the board of trustees and removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of Urban Edge Properties that might involve a premium price for holders of our common shares or otherwise be in their best interest.

Shareholder Meetings
Urban Edge Properties’ bylaws provide that annual meetings of Urban Edge Properties’ shareholders may only be held each year at a date, time and place determined by our board of trustees. Special meetings of shareholders may only be called by the chairman of Urban Edge Properties’ board of trustees, Urban Edge Properties’ chief executive officer, Urban Edge Properties’ president and Urban Edge Properties’ board of trustees. Only matters set forth in the notice of a special meeting of shareholders may be considered and acted upon at such a meeting.
Shareholder Action by Written Consent
Under Urban Edge Properties’ declaration of trust, any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if (i) a unanimous consent setting forth the action is given in writing or by electronic transmission by all shareholders entitled to vote on the matter or (ii) the action is advised by Urban Edge Properties’ board of trustees and a consent in writing or by electronic transmission is given by shareholders entitled to cast not less than the minimum number of votes that would be required to take the action at a meeting of Urban Edge Properties’ shareholders.
Limitation of Liability and Indemnification of Trustees and Officers
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting or eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Urban Edge Properties’ declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.
Urban Edge Properties’ declaration of trust and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the trustee’s or officer’s ultimate entitlement to indemnification, to (i) any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, or (ii) any individual who, while serving as our trustee or officer and at the request of Urban Edge Properties, serves or has served as a director, trustee, officer, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Urban Edge Properties’ declaration of trust and bylaws also permit it, with the approval of the board of trustees, to indemnify and advance expenses to any person who served a predecessor of Urban Edge Properties in any of the capacities described above and to any employee or agent of Urban Edge Properties or a predecessor of Urban Edge Properties.
Maryland law requires a Maryland real estate investment trust (unless its declaration of trust provides otherwise, which ours does not) to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.
We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Business Opportunities
Urban Edge Properties’ declaration of trust provides that our trustees who are also trustees, officers, employees or agents of Vornado or any of Vornado’s affiliates (each such trustee, a “Covered Person”), shall have no duty to communicate or present any business opportunity to Urban Edge Properties, and Urban Edge Properties renounces any potential interest or expectation in, or right to be offered or to participate in, such business opportunity and waives to the maximum extent permitted from time to time by Maryland law any claim against a Covered Person arising from the fact that he or she does not present, communicate or offer any such business opportunity to Urban Edge Properties or pursues such business opportunity or facilitates the pursuit of such business opportunity by others; provided, however, that the foregoing shall not apply in a case in which a Covered Person is presented with a business opportunity in writing expressly in his or her capacity as a trustee of Urban Edge Properties. Accordingly, to the maximum extent permitted from time to time by Maryland law and except to the extent such business opportunity is presented to a Covered Person in writing expressly in his or her capacity as a trustee of Urban Edge Properties, (a) no Covered Person is required to present, communicate or offer any business opportunity to Urban Edge Properties and (b) any Covered Person, on his or her own behalf or on behalf of Vornado, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than Urban Edge Properties.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, we describe special considerations that will apply to registered securities issued in global - i.e., book-entry - form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.
Who Is the Legal Owner of a Registered Security?
Each debt security, common or preferred share and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
We expect to issue debt securities, preferred shares and depositary shares in book-entry form only. We may also issue common shares in book-entry form, as well. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose - e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture - we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?
A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.
Each series of these securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “- Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “- Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “- Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

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The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred shares or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “- Who Is the Legal Owner of a Registered Security?”
The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case we do not appoint another institution to act as depositary within 90 days;

•	in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

•	any other circumstances specified for this purpose in the applicable prospectus supplement.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes the taxation of Urban Edge Properties and the material Federal income tax consequences to holders of the common shares, preferred shares and fixed rate debt securities of Urban Edge Properties and Urban Edge Properties LP, as the case may be, that are not original issue discount or zero coupon debt securities, for your general information only. It is not tax advice. The tax treatment of these holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks;

•	life insurance companies;

•	tax-exempt organizations;

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

•	persons that purchase or sell shares or debt securities as part of a wash sale for tax purposes; and

•	U.S. shareholders or U.S. debt security holders whose functional currency is not the U.S. dollar.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.
If a partnership holds shares or debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding shares or debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the shares or debt securities.
We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common shares, preferred shares and fixed rate debt securities, including the Federal, state, local and foreign tax consequences of acquiring, owning and selling these securities in your particular circumstances and potential changes in applicable laws.
Taxation of Urban Edge Properties as a REIT
In the opinion of Sullivan & Cromwell LLP, commencing with its taxable year ended December 31, 2015, Urban Edge Properties has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for taxable years ending prior to the date hereof, and Urban Edge Properties’ proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Sullivan & Cromwell LLP is relying, without independent investigation, as to certain factual matters upon the statements and representations contained in a certificate provided to Sullivan & Cromwell LLP with respect to Urban Edge Properties.
Urban Edge Properties’ qualification as a REIT will depend upon the continuing satisfaction by Urban Edge Properties of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Urban Edge Properties intends to continue to qualify to be taxed as a REIT, the actual results of Urban Edge Properties for any particular year might not satisfy these requirements. Sullivan & Cromwell LLP will not monitor the compliance of Urban Edge Properties with the requirements for REIT qualification on an ongoing basis.
The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.
As a REIT, Urban Edge Properties generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation. Urban Edge Properties’ dividends, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends received by noncorporate shareholders and (ii) the corporate dividends received deduction.
However, Urban Edge Properties will have to pay Federal income tax as follows:

•	First, Urban Edge Properties will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, Urban Edge Properties may have to pay the alternative minimum tax on its items of tax preference.

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Third, if Urban Edge Properties has (a) net income from the sale or other disposition of “foreclosure property”, as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

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Fourth, if Urban Edge Properties has net income from “prohibited transactions”, as defined in the Code, Urban Edge Properties will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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Fifth, if Urban Edge Properties should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “ - Requirements for Qualification - Income Tests”, but has nonetheless maintained its qualification as a REIT because Urban Edge Properties has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Urban Edge Properties’ gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Urban Edge Properties’ gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Urban Edge Properties’ profitability.

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Sixth, if Urban Edge Properties should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Urban Edge Properties would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

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Seventh, if Urban Edge Properties acquires any asset from a C corporation in certain transactions in which Urban Edge Properties must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Urban Edge Properties, and Urban Edge Properties recognizes gain on the disposition of that asset during the five-year period beginning on the date on which Urban Edge Properties acquired that asset (or, in the case of acquisitions occurring on or after August 8, 2016, during the ten-year period beginning on the date on which Urban Edge Properties acquired that asset), then Urban Edge Properties will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

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Eighth, if Urban Edge Properties derives “excess inclusion income” from a residual interest in a real estate mortgage investment conduit, or “REMIC”, or certain interests in a taxable mortgage pool, or “TMP”, Urban Edge Properties could be subject to corporate level Federal income tax at a 35% rate to the extent that such income is allocable to certain types of tax-exempt shareholders that are not subject to unrelated business income tax, such as government entities.

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Ninth, if Urban Edge Properties receives non-arm’s-length income from a taxable REIT subsidiary (as defined under “ - Requirements for Qualification - Asset Tests”), or as a result of services provided by a taxable REIT subsidiary to tenants of Urban Edge Properties, Urban Edge Properties will be subject to a 100% tax on the amount of Urban Edge Properties’ non-arm’s-length income.

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Tenth, if Urban Edge Properties fails to satisfy a REIT asset test, as described below, due to reasonable cause and Urban Edge Properties nonetheless maintains its REIT qualification because of specified cure provisions, Urban Edge Properties will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused Urban Edge Properties to fail such test.

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Eleventh, if Urban Edge Properties fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, Urban Edge Properties may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification
The Code defines a REIT as a corporation, trust or association:

•	which is managed by one or more directors or trustees;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

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during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities (the “not closely held requirement”); and

•	that meets certain other tests, including tests described below regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

Urban Edge Properties has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Urban Edge Properties’ declaration of trust provides for restrictions regarding the ownership and transfer of Urban Edge Properties’ shares of beneficial interest. These restrictions are intended to assist Urban Edge Properties in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the Urban Edge Properties common shares are described in this prospectus under the heading “Description of Shares of Beneficial Interest of Urban Edge Properties - Common Shares - Restrictions on Ownership of Common Shares.”
Investments in Partnerships. If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the “asset tests. Thus, Urban Edge Properties’ proportionate share of the assets, liabilities and items of income of any partnership in which Urban Edge Properties is a partner will be treated as assets, liabilities and items of income of Urban Edge Properties for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Urban Edge Properties owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Urban Edge Properties’ ability to satisfy the REIT income and assets tests and the determination of whether Urban Edge Properties has net income from prohibited transactions. See the fourth bullet on page 43 for a brief description of prohibited transactions.
The PATH Act may alter who bears the liability in the event any subsidiary partnership is audited and an adjustment is assessed. Congress recently revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on Urban Edge Properties. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership.
Taxable REIT Subsidiaries. A taxable REIT subsidiary is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A corporation can be a taxable REIT subsidiary with respect to more than one REIT.
A taxable REIT subsidiary is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of Urban Edge Properties’ taxable REIT subsidiaries will also be taxable, either (1) to Urban Edge Properties to the extent the dividend is retained by Urban Edge Properties, or (2) to Urban Edge Properties’ shareholders to the extent the dividends received from the taxable REIT subsidiary are paid to Urban Edge Properties’ shareholders. Urban Edge Properties may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT notwithstanding the rule described below under “ - Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for Urban Edge Properties to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 20% of the total value of its assets (25% with respect to Urban Edge Properties’ taxable years ending on or before December 31, 2017). Urban Edge Properties believes that, with respect to Urban Edge Properties’ taxable years ending on or before December 31, 2017, the aggregate value of all of its interests in taxable REIT subsidiaries has represented and will continue to represent less than 25% of the total value of its assets, and Urban Edge Properties expects that, with respect to Urban Edge Properties’ taxable years ending after December 31, 2017, the aggregate value of all of its interests in taxable REIT subsidiaries will represent less than 20% of the total value of its assets; however, Urban Edge Properties cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a taxable REIT subsidiary may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.
Income Tests. In order to maintain its qualification as a REIT, Urban Edge Properties annually must satisfy two gross income requirements.

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First, Urban Edge Properties must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in REIT equity securities, including “rents from real property”, as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of Urban Edge Properties that are paid or reimbursed by tenants.

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Second, at least 95% of Urban Edge Properties’ gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

Rents that Urban Edge Properties receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

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Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Urban Edge Properties owns more than a 10% interest in the subsidiary. We refer to a tenant in which Urban Edge Properties owns a 10% or greater interest as a “related party tenant.”

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Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Urban Edge Properties may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

Urban Edge Properties expects that it will not derive material rents from related party tenants. Urban Edge Properties also does not and will not derive material rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.
Urban Edge Properties directly performs services for some of its tenants. Urban Edge Properties does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Urban Edge Properties were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Urban Edge Properties for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Urban Edge Properties during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Urban Edge Properties with respect to the property will not qualify as rents from real property, even if Urban Edge Properties provides the impermissible services to some, but not all, of the tenants of the property.
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

From time to time, Urban Edge Properties may enter into hedging transactions with respect to one or more of its assets or liabilities. Urban Edge Properties’ hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income Urban Edge Properties derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. The term “hedging transaction,” as used above, generally means any transaction Urban Edge Properties enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by Urban Edge Properties. “Hedging transaction” also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), including gain from the termination of such a transaction. Gross income also excludes income from clearly identified hedging transactions that are entered into with respect to previously-acquired hedging transactions that a REIT entered into to manage interest rate or currency fluctuation risks when the previously hedged indebtedness is extinguished or property is disposed of. Urban Edge Properties intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.
Interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test (even though such instruments are now treated as “real estate assets,” as discussed below) but is treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.
As a general matter, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as follows.
“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.
“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.
If Urban Edge Properties fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

•	Urban Edge Properties’ failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	Urban Edge Properties files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.
Urban Edge Properties might not be entitled to the benefit of these relief provisions, however, and even if these relief provisions apply, Urban Edge Properties would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Urban Edge Properties’ gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Urban Edge Properties’ gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Urban Edge Properties’ profitability.
Asset Tests. Urban Edge Properties, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets.

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First, at least 75% of the value of Urban Edge Properties’ total assets must be represented by real estate assets, including (a) real estate assets held by Urban Edge Properties’ qualified REIT subsidiaries, Urban Edge Properties’ allocable share of real estate assets held by partnerships in which Urban Edge Properties owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Urban Edge Properties’ receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds, (c) cash, cash items and government securities, and (d) certain debt instruments of “publicly offered REITs” (as defined above), interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property under the applicable Code section, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage.

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Second, not more than 25% of Urban Edge Properties’ total assets may be represented by securities other than those in the 75% asset class (except that not more than 25% of the REIT’s total assets may be represented by “nonqualified” debt instruments issued by publicly offered REITs). For this purpose, a “nonqualified” debt instrument issued by a publicly offered REIT is any real estate asset that would cease to be a real estate asset if the definition of a real estate asset was applied without regard to the reference to debt instruments issued by publicly offered REITs.

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Third, not more than 20% of Urban Edge Properties’ total assets may constitute securities issued by taxable REIT subsidiaries (25% with respect to Urban Edge Properties’ taxable years ending on or before December 31, 2017) and of the investments included in the 25% asset class, the value of any one issuer’s securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Urban Edge Properties may not exceed 5% of the value of Urban Edge Properties’ total assets.

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Fourth, Urban Edge Properties may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities).

Solely for the purposes of the 10% value test described above, the determination of Urban Edge Properties’ interest in the assets of any partnership or limited liability company in which it owns an interest will be based on Urban Edge Properties’ proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
If the IRS successfully challenges the partnership status of any of the partnerships in which Urban Edge Properties maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, Urban Edge Properties could lose its REIT status. In addition, in the case of such a successful challenge, Urban Edge Properties could lose its REIT status if such recharacterization results in Urban Edge Properties otherwise failing one of the asset tests described above.
Certain relief provisions may be available to Urban Edge Properties if it fails to satisfy the asset tests described above after a 30-day cure period. Under these provisions, Urban Edge Properties will be deemed to have met the 5% and 10% REIT asset tests if the value of its nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter and (b) $10,000,000, and (ii) Urban Edge Properties disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, Urban Edge Properties may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Annual Distribution Requirements. Urban Edge Properties, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Urban Edge Properties’ “real estate investment trust taxable income”, computed without regard to the dividends paid deduction and Urban Edge Properties’ net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.
In addition, if Urban Edge Properties acquired an asset from a C corporation in a carryover basis transaction and disposes of such asset during the five-year period beginning on the date on which Urban Edge Properties acquired that asset (or, in the case of acquisitions occurring on or after August 8, 2016, during the ten-year period beginning on the date on which Urban Edge Properties acquired that asset), Urban Edge Properties may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.
These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Urban Edge Properties timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration. However, for Federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared.
To the extent that Urban Edge Properties does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on the undistributed amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Urban Edge Properties fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Urban Edge Properties would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.
Urban Edge Properties intends to satisfy the annual distribution requirements.
From time to time, Urban Edge Properties may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Urban Edge Properties actually receives income and when it actually pays deductible expenses and (b) when Urban Edge Properties includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Urban Edge Properties may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.
Under certain circumstances, Urban Edge Properties may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in Urban Edge Properties’ deduction for dividends paid for the earlier year. Thus, Urban Edge Properties may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Urban Edge Properties will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Penalty Tax. As a REIT, Urban Edge Properties is subject to a 100% penalty tax with respect to certain transactions with taxable REIT subsidiaries. The PATH Act imposes an excise tax of 100% on a REIT with respect to the gross income of a taxable REIT subsidiary that is attributable to services provided to, or on behalf of, the REIT (and not to services provided to tenants), less properly allocable deductions, to the extent that the reported amount of such income is adjusted by the IRS by reason of such reported amount being less than the amount that would have been paid to a party in an arm’s-length transaction.
Failure to Qualify as a REIT
If Urban Edge Properties would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Urban Edge Properties pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which have specific relief provisions that are described above.
If Urban Edge Properties fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Urban Edge Properties will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Urban Edge Properties will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Urban Edge Properties be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, Urban Edge Properties will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Urban Edge Properties might not be entitled to the statutory relief described above in all circumstances.

Excess Inclusion Income
If Urban Edge Properties holds a residual interest in a REMIC or certain interests in a TMP from which Urban Edge Properties derives “excess inclusion income,” Urban Edge Properties may be required to allocate such income among its shareholders in proportion to the dividends received by its shareholders, even though Urban Edge Properties may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from Federal income tax, and (3) would result in the application of U.S. Federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.

Taxation of Holders of Urban Edge Properties Common Shares or Preferred Shares
U.S. Shareholders
As used in this section, the term “U.S. shareholder” means a holder of Urban Edge Properties common shares or preferred shares who, for U.S. Federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Taxation of Dividends. As long as Urban Edge Properties qualifies as a REIT, distributions made by Urban Edge Properties out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. shareholders as ordinary income. Noncorporate U.S. shareholders will generally not be entitled to the preferential tax rate applicable to certain types of dividends (giving rise to “qualified dividend income”) except with respect to the portion of any distribution (a) that represents income from dividends Urban Edge Properties received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual shareholders), (b) that is equal to the sum of Urban Edge Properties’ real estate investment trust taxable income (taking into account the dividends paid deduction available to Urban Edge Properties) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which Urban Edge Properties must adopt the basis of the asset in the hands of the C corporation for Urban Edge Properties’ previous taxable year and less any taxes paid by Urban Edge Properties during its previous taxable year, or (c) that represents earnings and profits that were accumulated by Urban Edge Properties in a prior non-REIT taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the REIT and individual shareholder level. Noncorporate U.S. shareholders should consult their own tax advisors to determine the impact of tax rates on dividends received from Urban Edge Properties. Distributions made by Urban Edge Properties will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by Urban Edge Properties that Urban Edge Properties properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held his Urban Edge Properties common shares. Thus, with certain limitations, capital gain dividends received by an individual U.S. shareholder may be eligible for preferential rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. The maximum amount of dividends that may be designated by Urban Edge Properties as capital gain dividends and as “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by Urban Edge Properties with respect to such year, including dividends paid by it in the succeeding taxable year that relate back to the prior taxable year for purposes of determining its dividends paid deduction. In addition, the IRS has been granted authority to prescribe regulations or other guidance requiring the proportionality of the designation for particular types of dividends (for example, capital gain dividends) among REIT shares.

To the extent that Urban Edge Properties makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.
Dividends authorized by Urban Edge Properties in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Urban Edge Properties and received by the shareholder on December 31 of that year, provided that Urban Edge Properties actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Urban Edge Properties.
Urban Edge Properties may make distributions to holders of its common shares that are paid in Urban Edge Properties common shares. These distributions would be intended to be treated as dividends for U.S. Federal income tax purposes and a U.S. shareholder would, therefore, generally have taxable income with respect to such distributions of common shares and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.
U.S. shareholders holding shares at the close of Urban Edge Properties’ taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Urban Edge Properties’ taxable year falls, the amount of Urban Edge Properties’ undistributed net capital gain that Urban Edge Properties designates in a written notice mailed to its shareholders. Urban Edge Properties may not designate amounts in excess of Urban Edge Properties’ undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Urban Edge Properties in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.
Distributions made by Urban Edge Properties and gain arising from a U.S. shareholder’s sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.
Sale or Exchange of Shares. When a U.S. shareholder sells or otherwise disposes of shares, the shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one year. Long-term capital gain of an individual U.S. shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Urban Edge Properties that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Urban Edge Properties which were required to be treated as long-term capital gains.
Redemption of Preferred Stock. Urban Edge Properties’ preferred stock is redeemable by Urban Edge Properties under certain circumstances described in the applicable prospectus supplement. Any redemption of Urban Edge Properties’ preferred stock for cash will be a taxable transaction for United States Federal income tax purposes. If a redemption for cash by a U.S. shareholder is treated as a sale or redemption of such preferred stock for United States Federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. shareholder’s adjusted tax basis in the preferred stock redeemed by Urban Edge Properties. The gain or loss would be long-term capital gain or loss if the holding period for the preferred stock exceeds one year. The deductibility of capital losses may be subject to limitations.
The receipt of cash by a shareholder in redemption of the preferred stock will be treated as a sale or redemption for United States federal income tax purposes if the redemption:

•	is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to the holder under Section 302(b)(2) of the Code; or

•	results in a “complete termination” of the holder’s stock interest in Urban Edge Properties under Section 302(b)(3) of the Code.
In determining whether any of these tests has been met, a holder must take into account not only preferred stock or any other class of our stock it actually owns, but also any of Urban Edge Properties’ stock regardless of class it constructively owns within the meaning of Section 318 of the Code (including stock that is owned, directly or indirectly, by certain members of the holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).
A distribution to a shareholder will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the shareholder’s stock interest (taking into account all shares owned, regardless of class or series) in Urban Edge Properties. Whether the receipt of cash by a shareholder will result in a meaningful reduction of the shareholder’s proportionate interest will depend on the shareholder’s particular facts and circumstances. If, however, as a result of a redemption of preferred stock, a U.S. shareholder whose relative stock interest (actual or constructive) in Urban Edge Properties is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in Urban Edge Properties (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a “meaningful reduction” in its interest in Urban Edge Properties.
Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a shareholder will be “substantially disproportionate” if the percentage of our outstanding voting stock actually and constructively owned by the shareholder immediately following the redemption of preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the shareholder immediately before the redemption (treating preferred stock redeemed pursuant to the tender offer as not outstanding), and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of Urban Edge Properties. Because Urban Edge Properties’ preferred stock is nonvoting stock, a holder would have to reduce such holder’s holdings in any of our classes of voting stock (if any) to satisfy this test.
A distribution to a shareholder will result in a “complete termination” if either (1) all of the preferred stock and all other classes of Urban Edge Properties’ stock actually and constructively owned by the shareholder are redeemed or (2) all of the preferred stock and Urban Edge Properties’ other classes of stock actually owned by the shareholder are redeemed or otherwise disposed of and the shareholder is eligible to waive, and effectively waives, the attribution of Urban Edge Properties’ stock constructively owned by the shareholder in accordance with the procedures described in Section 302(c)(2) of the Code.
Any redemption may not be a redemption of all of Urban Edge Properties’ preferred stock. If Urban Edge Properties were to redeem less than all of the preferred stock, a shareholder’s ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, shareholders should discuss the consequences of a partial redemption of Urban Edge Properties’ preferred stock on the amount of Urban Edge Properties’ stock actually and constructively owned by such holder required to produce the desired tax treatment.
If a U.S. shareholder’s receipt of cash attributable to a redemption of Urban Edge Properties’ preferred stock for cash does not meet one of the tests of Section 302 of the Code described above, then the cash received by such holder in the tender offer will be treated as a dividend to the extent described above.
Backup Withholding. Urban Edge Properties will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide Urban Edge Properties with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder’s income tax liability. In addition, Urban Edge Properties may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Urban Edge Properties.
Taxation of Tax-Exempt Shareholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described below and has not held its shares as “debt financed property” within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.
Notwithstanding the above paragraph, tax-exempt shareholders will be required to treat as unrelated business taxable income any dividends paid by Urban Edge Properties that are allocable to Urban Edge Properties’ “excess inclusion” income, if any.
Income from an investment in Urban Edge Properties’ shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.
Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

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it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

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either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Urban Edge Properties does not expect to be classified as a pension-held REIT.
The rules described above under the heading “U.S. Shareholders” concerning the inclusion of Urban Edge Properties’ designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.
Medicare Tax
A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income and its net gains from the disposition of shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in Urban Edge Properties’ shares.

Non-U.S. Shareholders
The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. Federal income tax on a net income basis who own Urban Edge Properties common shares or preferred shares, which we call “non-U.S. shareholders”, are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in Urban Edge Properties common shares or preferred shares, including any reporting requirements.
Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Urban Edge Properties of U.S. real property interests, as discussed below, and other than distributions designated by Urban Edge Properties as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Urban Edge Properties. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Urban Edge Properties expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Urban Edge Properties or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form W-8 ECI or a successor form with Urban Edge Properties or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.
Distributions to a non-U.S. shareholder that are designated by Urban Edge Properties at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Urban Edge Properties of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.
If a non-U.S. shareholder receives an allocation of “excess inclusion income” with respect to a REMIC residual interest or an interest in a TMP owned by Urban Edge Properties, the non-U.S. shareholder will be subject to U.S. Federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.
Return of Capital. Distributions in excess of Urban Edge Properties’ current and accumulated earnings and profits, which are not treated as attributable to the gain from Urban Edge Properties’ disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. shareholder’s shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder’s shares, they will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Urban Edge Properties.
Also, Urban Edge Properties could potentially be required to withhold at least 15% of any distribution in excess of Urban Edge Properties’ current and accumulated earnings and profits, even if the non-U.S. shareholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. shareholder would not be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), upon a sale or exchange of Urban Edge Properties common shares. See discussion below under “ - Sales of Shares.”
Capital Gain Dividends. Distributions that are attributable to gain from sales or exchanges by Urban Edge Properties of U.S. real property interests that are paid with respect to any class of stock which is regularly traded on an established securities market located in the United States and held by a non-U.S. shareholder who does not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution will be treated as a normal distribution by Urban Edge Properties, and such distributions will be taxed as described above in “ - Ordinary Dividends.”
Distributions that are not described in the preceding paragraph that are attributable to gain from sales or exchanges by Urban Edge Properties of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of FIRPTA. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Urban Edge Properties is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Urban Edge Properties could designate as a capital gain dividend. However, if Urban Edge Properties designates as a capital gain dividend a distribution made before the day Urban Edge Properties actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Urban Edge Properties must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.
Share Distributions. Urban Edge Properties may make distributions to holders of its common shares that are paid in Urban Edge Properties common shares. These distributions would be intended to be treated as dividends for U.S. Federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under “Ordinary Dividends” and “Capital Gains Dividends.” If Urban Edge Properties is required to withhold an amount in excess of any cash distributed along with the Urban Edge Properties common shares, Urban Edge Properties will retain and sell some of the Urban Edge Properties common shares that would otherwise be distributed in order to satisfy Urban Edge Properties’ withholding obligations.
Sales of Shares. Gain recognized by a non-U.S. shareholder upon a sale or exchange of Urban Edge Properties shares generally will not be taxed under FIRPTA if Urban Edge Properties is a “domestically controlled REIT”, defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period (provided that, if any class of a REIT’s stock is regularly traded on an established securities market in the United States, a person holding less than 5% of such class during the testing period is presumed not to be a foreign person, unless the REIT has actual knowledge otherwise). Urban Edge Properties believes that it will be a domestically controlled REIT, but because its stock will be publicly traded, there can be no assurance that it in fact will qualify as a domestically-controlled REIT. Assuming that Urban Edge Properties continues to be a domestically controlled REIT, taxation under FIRPTA generally will not apply to the sale of Urban Edge Properties shares. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which FIRPTA does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.
If Urban Edge Properties does not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. shareholder of a sale of shares depends upon whether such shares are regularly traded on an established securities market and the amount of such shares that is held by the non-U.S. shareholder. Specifically, a non-U.S. shareholder that holds a class of shares that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the shareholder owned more than 10% of the shares of such class at any time during a specified period. A non-U.S. shareholder that holds a class of Urban Edge Properties’ shares that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the shares were acquired by the shareholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Urban Edge Properties’ outstanding shares with the lowest fair market value. If a non-U.S. shareholder holds a class of Urban Edge Properties’ shares that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
Qualified Shareholders and Qualified Foreign Pension Funds. Stock of a REIT will not be treated as a U.S. real property interest subject to FIRPTA if the stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder” or “qualified foreign pension fund.” Similarly, any distribution made to a “qualified shareholder” or “qualified foreign pension fund” with respect to REIT stock will not be treated as gain from the sale or exchange of a U.S. real property interest to the extent the stock of the REIT held by such qualified shareholder or qualified foreign pension fund is not treated as a U.S. real property interest.
A “qualified shareholder” generally means a foreign person which (i) (x) is eligible for certain income tax treaty benefits and the principal class of interests of which is listed and regularly traded on at least one recognized stock exchange or (y) a foreign limited partnership that has an agreement with the United States for the exchange of information with respect to taxes, has a class of limited partnership units which is regularly traded on the New York Stock Exchange or the Nasdaq Stock Market, and such units’ value is greater than 50% of the value of all the partnership’s units; (ii) is a “qualified collective investment vehicle;” and (iii) maintains certain records with respect to certain of its owners. A “qualified collective investment vehicle” is a foreign person which (i) is entitled, under a comprehensive income tax treaty, to certain reduced withholding rates with respect to ordinary dividends paid by a REIT even if such person holds more than 10% of the stock of the REIT; (ii) (x) is a publicly traded partnership that is not treated as a corporation, (y) is a withholding foreign partnership for purposes of chapters 3, 4 and 61 of the Code, and (z) if the foreign partnership were a United States corporation, it would be a United States real property holding corporation, at any time during the five-year period ending on the date of disposition of, or distribution with respect to, such partnership’s interest in a REIT; or (iii) is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 of the Code or is required to include dividends in its gross income, but is entitled to a deduction for distribution to a person holding interests (other than interests solely as a creditor) in such foreign person.
Notwithstanding the foregoing, if a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the qualified shareholder, holds more than 10% of the stock of the REIT, then a portion of the REIT stock held by the qualified shareholder (based on the foreign investor’s percentage ownership of the qualified shareholder) will be treated as a U.S. real property interest in the hands of the qualified shareholder and will be subject to FIRPTA.
A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Urban Edge Properties shares through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of Urban Edge Properties shares could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes
Urban Edge Properties common shares or preferred shares held by a non-U.S. shareholder at the time of death will be included in the shareholder’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
Backup Withholding and Information Reporting
If you are a non-U.S. shareholder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. However, you are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and

•
the payment of the proceeds from the sale of Urban Edge Properties shares effected at a United States office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. Federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

•
unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Urban Edge Properties shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
Other Tax Consequences
State or local taxation may apply to Urban Edge Properties and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Urban Edge Properties and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Urban Edge Properties.
Taxation of Holders of Most Fixed Rate Debt Securities
This section describes the material United States Federal income tax consequences of owning the fixed rate debt securities that Urban Edge Properties or Urban Edge Properties LP may offer for your general information only. It is not tax advice. It applies to you only if the fixed rate debt securities that you purchase are not original issue discount or zero coupon debt securities and you acquire the fixed rate debt securities in the initial offering at the offering price. If you purchase these fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.
The tax consequences of owning any fixed rate debt securities that are zero coupon debt securities or original issue discount debt securities, floating rate debt securities, zero coupon debt securities, original issue debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.
United States Debt Security Holders
This subsection describes the tax consequences to a United States debt security holder. You are a United States debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States Federal income tax regardless of its source, or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States debt security holder of a fixed rate debt security to which this section applies, this subsection does not apply to you and you should refer to “-United States Alien Debt Security Holders” below.
Payments of Interest. You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
Purchase, Sale and Retirement of Fixed Rate Debt Securities. Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.
Medicare Tax
A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in Urban Edge Properties’ or Urban Edge Properties LP’s debt securities.
United States Alien Debt Security Holders
This subsection describes the tax consequences to a United States alien debt security holder. You are a United States alien debt security holder if you are the beneficial owner of a fixed rate debt security to which this section applies and are, for United States Federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States Federal income tax on a net income basis on income or gain from a debt security.

If you are a United States debt security holder, this subsection does not apply to you.
Under United States Federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a United States alien debt security holder:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

1.
you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Urban Edge Properties (in the case of debt securities issued by Urban Edge Properties) or 10% or more of the capital or profits interest of Urban Edge Properties LP (in the case of debt securities issued by Urban Edge Properties LP.),

2.	you are not a controlled foreign corporation that is related to Urban Edge Properties or Urban Edge Properties LP through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.
you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.
in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.
a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.
a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.
certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form, or

e.
the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the fixed rate debt securities in accordance with U.S. Treasury regulations, and

•	no deduction for any United States Federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States Federal estate tax purposes if:

•
the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Urban Edge Properties (in the case of debt securities issued by Urban Edge Properties) or 10% or more of the capital or profits interest of Urban Edge Properties LP (in the case of debt securities issued by Urban Edge Properties LP) at the time of death and

•	the income on the fixed rate debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. Payments of interest that you receive in respect of the shares could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g. a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
In general, if you are a noncorporate United States debt security holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your fixed rate debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your fixed rate debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
In general, if you are a United States alien debt security holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “- United States Alien Debt Security Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your fixed rate debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. Payment of the proceeds from the sale of fixed rate debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•	other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.
In general, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.
In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.
PLAN OF DISTRIBUTION

Urban Edge Properties and Urban Edge Properties LP may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Urban Edge Properties’ common shares or preferred shares may be issued upon conversion of debt securities of Urban Edge Properties or in exchange for debt securities of Urban Edge Properties LP. The securities that Urban Edge Properties and Urban Edge Properties LP distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.
Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. Urban Edge Properties and Urban Edge Properties LP have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Urban Edge Properties and Urban Edge Properties LP also may, from time to time, authorize dealers, acting as Urban Edge Properties’ or Urban Edge Properties LP’s agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from Urban Edge Properties or Urban Edge Properties LP in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.
Any underwriting compensation paid by Urban Edge Properties or Urban Edge Properties LP to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with Urban Edge Properties or Urban Edge Properties LP, to indemnification against and contribution toward certain civil liabilities, including any liabilities under the applicable securities laws.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.
Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by Urban Edge Properties or Urban Edge Properties LP for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.
In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Urban Edge Properties, Urban Edge Properties LP and their affiliates in the ordinary course of business for which they may receive customary fees and expenses.

VALIDITY OF THE SECURITIES

The validity of any guarantee or debt securities issued by Urban Edge Properties LP under this prospectus will be passed upon for Urban Edge Properties LP, and the validity of any depositary shares issued under this prospectus will be passed upon for Urban Edge Properties, by Sullivan & Cromwell LLP, New York, New York, counsel to Urban Edge Properties and Urban Edge Properties LP. The validity of any debt securities issued by Urban Edge Properties, preferred shares or common shares issued under this prospectus will be passed upon for Urban Edge Properties by Venable LLP, Baltimore, Maryland, Maryland counsel to Urban Edge Properties. With respect to all matters of Maryland law, Sullivan & Cromwell LLP will rely on the opinion of Venable LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by the counsel named in the applicable prospectus supplement.
EXPERTS

The consolidated and combined financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Urban Edge Properties’ Annual Report on Form 10-K, and the effectiveness of Urban Edge Properties’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph regarding the allocations of certain expenses as discussed in Note 2, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated and combined financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated and combined financial statements of Urban Edge Properties LP as of December 31, 2015 and 2014 and for each of the three years ended December 31, 2015, 2014 and 2013 incorporated in this Prospectus by reference from Urban Edge Properties LP’s Current Report on Form 8-K filed on August 5, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the allocations of certain expenses as discussed in Note 2). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.